EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-122400) and Form S-8 (File Nos. 333-146571, 333-137200, 333-132620, and 333-61325) of our report dated September 24, 2008, with respect to the consolidated financial statements of Media Sciences International, Inc. and Subsidiaries as of and for the years ended June 30, 2008 and 2007, which appears in the June 30, 2008 Annual Report on Form 10-K.

/s/ Amper, Politziner & Mattia, LLP

September 24, 2008

New York, New York